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                                                                   EXHIBIT 10.22

                               FOURTH AMENDMENT TO

                             THE BORDERS GROUP, INC.

                               DIRECTOR STOCK PLAN



The Borders Group, Inc. Director Stock Plan (the "Plan") is hereby amended in the following particulars, effective January 1, 2001:

1. Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

         4.2 Grants of Restricted Shares for Annual Fee. In the case of an individual who is a Participant at the beginning of a Plan Year, his or her fee for service as a director for the Plan Year shall be provided in the form of a grant of 2,000 Restricted Shares made on the first business day of the Plan Year, subject to adjustment as provided herein. In the event that granting 2,000 Restricted Shares would result in the Fair Market Value of such grant equaling more than $75,000, the number of Restricted Shares granted shall be reduced so that the Fair Market Value of the Restricted Shares granted equals $75,000. In the event that granting 2,000 Restricted Shares would result in the Fair Market Value of such grant equaling less than $40,000, the number of Restricted Shares granted shall be increased so that the Fair Market Value of the Restricted Shares granted equals $40,000. In the case of an individual who is not a Participant at the beginning of a Plan Year, his or her fee for service as a director for the Plan Year shall be provided in the form of a grant of Restricted Shares made on the last business day of the Plan Quarter in which he or she becomes a Participant. The number of Restricted Shares granted to the director shall be number of Restricted Shares granted to an individual who was a Participant at the beginning of a Plan Year multiplied by a fraction, the numerator of which is the number of days remaining in the Plan Year from and after the date upon which the individual becomes a director and the denominator of which is 365. Fractional Shares, if any, shall be paid in cash. The number of Restricted Shares to be granted to directors shall also be subject to adjustment as provided in Article 11 hereof.

         Except as herein amended, the Plan shall remain in full force and effect.


                                                   Borders Group, Inc.

                                                   By:  /s/ BRUCE A. QUINNELL
                                                        ------------------------
                                                        Bruce A. Quinnell
                                                   Its: Vice Chairman